Exhibit 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of December 11, 2023, is made by ADITXT, INC., a Delaware corporation (“Grantor”) in favor of Baker Bros. ADVISORS LP as agent for the Noteholders (as defined below) (in such capacity, “Secured Party”), with reference to the following facts:

RECITALS

A. Grantor and Secured Party entered into an Assignment Agreement of even date herewith (as the same may be amended from time to time, the “Assignment Agreement”), pursuant to which Grantor was assigned from Secured party the “Assigned Loans” and the “Transaction Documents” (each as defined therein) (collectively, the “Assigned Assets”).

B. In consideration for the purchase of the Assigned Assets, Grantor delivered to Baker Brothers Life Sciences, L.P. and 667, L.P. (the “Noteholders”), among other things, Secured Promissory Notes, in the aggregate original principal amount of $8,000,000.00, dated of even date herewith (as may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”).

C. In further consideration for the purchase of the Assigned Assets, Grantor has agreed to grant to Secured Party, for the benefit of the Noteholders, a continuing security interest in the Collateral (defined below) in order to secure the Obligations (defined below) and in connection therewith is delivering allonges to the Notes (the “Allonges”) subject to Section 4 of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and incorporating the recitals set forth above, Grantor hereby jointly and severally represents, warrants, covenants, agrees, assigns and grants as follows:

1.	Definitions. Capitalized terms defined in the Delaware Uniform Commercial Code (the “UCC”) and not otherwise defined in this Agreement shall have the meanings defined for those terms in the UCC and if not defined in this Agreement or in the UCC shall have the meanings defined for such terms in the Note. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Collateral” means the Assigned Assets (including, without limitation, any additional loans or other obligations presently or hereafter existing pursuant to or in connection with the Transaction Documents, and all instruments evidencing any such Assigned Assets or additional loans or obligations), all Proceeds and products in whatever form of all or any part of any of the Assigned Assets, all accessions to and substitutions and replacements for, any of the Assigned Assets, and all tolls, rents, profits, incomes, benefits, substitutions, renewals, replacements and products of any of the Assigned Assets, and, to the extent related to any Assigned Assets, all books, correspondence, credit files, records, invoices and other papers, and, to the extent not included in the foregoing, all certificates, instruments or other documents from time to time evidencing any of the foregoing.

“Lien” means any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation or defect of any kind, or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).

“Obligations” means any and all principal or other amounts owed by Grantor to the Noteholders from time to time under the Notes.

2.	Security Agreement. To secure the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Grantor hereby assigns and pledges to Secured Party, and grants to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Obligations.

3.	Covenants.

3.1	The Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or reasonably requested by the Secured Party to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto, or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall (x) deliver to the Secured Party any certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request, all of which thereafter shall be held by the Secured Party, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in the Collateral.

3.2	The Grantor will not (a) create, incur, assume or suffer to exist any Lien upon any Collateral or file or allow to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Secured Party is not named as secured party for the benefit of the Noteholders; (b) cause or permit any Person other than the Secured Party to have “control” (as defined in the UCC) of any part of the Collateral, (c) sell, lease, license, transfer or otherwise dispose of any of the Assigned Assets or (d) except as expressly permitted by Section 5, amend, modify or waive any terms or provisions of the Assigned Assets.

3.3	The Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien other than Permitted Liens.

3.4	Anything herein to the contrary notwithstanding, (i) the Grantor shall remain liable under the contracts and agreements included in the Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release the Grantor from the performance of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) neither the Secured Party or any Noteholder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party or any Noteholder be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.	Rights Upon Event of Default. Upon the occurrence of an Event of Default, Secured Party may from time to time, exercise any or all rights and remedies available under this Agreement and the other Loan Documents, at law and/or in equity including, without limitation, the rights and remedies of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled under applicable law in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable, to exercise, without notice of any kind (except as required by applicable law), all voting, consensual and other powers of ownership pertaining to the Collateral and to receive dividends, interest payments and distributions, as if the Secured Party were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right). Upon the occurrence of an Event of Default, Secured Party may, in accordance with the UCC or other applicable law, date and deliver Allonges to one or more purchasers in connection with any commercially reasonable disposition of Collateral. The rights and remedies of Secured Party under this Agreement and the other Loan Documents shall be cumulative.

5.	Amendment and Waiver. No amendment or waiver of any provision of the Assigned Assets, and no consent to any departure by borrower or guarantor thereunder (each an “Obligor”), shall in any event be effective absent the written consent of the Secured Party, and in addition, without the written consent of all of the Noteholders, no such amendment, waiver or consent shall:

5.1	reduce (including any waiver or forgiveness of) the principal of, or interest on, any outstanding indebtedness or any fees or other amounts payable under any loan comprising a part of the Assigned Assets (each a “Assigned Loan”);

5.2	postpone any date fixed for any payment of principal of, or interest on, any outstanding indebtedness or any fees or other amounts payable under any Assigned Loan;

5.3	release all or substantially all of the collateral security for any Assigned Loan (the “Assigned Security Interest”) in any transaction or series of related transactions; or

5.4	contractually subordinate any Assigned Loan (including any guaranty thereof) or contractually subordinate any Assigned Security Interest on all or substantially all of the collateral granted by the Obligors under the Assigned Assets.

6.	Release of Collateral. The security interest granted herein shall terminate and be of no further force and effect upon the repayment in full (other than contingent indemnification obligations that are not yet due and payable) of the Notes. Following such repayment, the Secured Party will promptly will execute and deliver, (and file, if required) as soon as reasonably practical, such documentation as may be reasonably necessary to evidence and effectuate the appropriate releases and terminations, including UCC financing statement terminations, in each case at the sole cost of the Grantor and Secured Party will promptly return all Collateral in Secured Party’s possession, including, without limitation, the Notes and Allonges.

7.	Miscellaneous Provisions. Sections 8 through 15 of the Notes are hereby incorporated herein by this reference mutatis mutandis.

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor”

ADITXT, INC., a Delaware corporation

By:
Amro Albanna, Chief Executive Officer

[Security Agreement]

Acknowledged and accepted:

“Secured Party”

BAKER BROS. ADVISORS LP

By:
Scott Lessing, President

[Security Agreement]